Exhibit 2.
                CONSENT OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP


The Board of Directors
Union Financial Services-1, Inc.

We consent to the use of our name in the registration statement of Union Financial Services-1, Inc. to which this consent is attached which is being filed solely for the purpose of increasing by 20% the amount of securities offered pursuant to the registration statements described therein.


                                    /s/ Ballard Spahr Andrews & Ingersoll, LLP

December 8, 1998